Exhibit (4)(a)(1)

RESTATED CERTIFICATE OF INCORPORATION

OF

XEROX CORPORATION

UNDER SECTION 807 OF THE

BUSINESS CORPORATION LAW

We, the undersigned, ANNE M. MULCAHY and LESLIE F. VARON, being respectively the Chairman of the Board and the Secretary of XEROX CORPORATION, DO HEREBY CERTIFY that:

1. The name of the Corporation is “XEROX CORPORATION”. The name under which it was formed is “THE HALOID COMPANY”.

2. The Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York on April 18, 1906.

3. This restatement of the Certificate of Incorporation was authorized by a resolution adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held. The text of the Certificate of Incorporation is hereby restated without further amendment to read as herein set forth in full:

FIRST: The name of the Corporation is XEROX CORPORATION.

SECOND: The purposes for which it is formed are as follows:

To engage in the invention, development, production, operation, sale or lease of devices, papers and other items, processes, and services, relating to the communications, photographic, printing and image reproduction arts;

To engage in any commercial, mercantile, manufacturing, mining, industrial, importing, exporting or trading business, venture, activity or service or other business, venture, activity or service of a kind or type described in these purposes;

To engage in scientific and technological research and pursuits of every lawful kind and description and to utilize, employ and exploit any and all knowledge resulting therefrom;

To purchase, lease or otherwise acquire, own, hold, sell, mortgage, charge or otherwise dispose of, invest, trade and deal in and with real and personal property of every kind and description.

THIRD: The office of the Corporation is to be located in the City of Rochester, Monroe County, New York.

FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 1,750,000,000 shares of Common Stock, of the par value of $1.00 each (hereinafter referred to as “Common Stock”), 600,000 shares of Class B Stock of the par value of $1.00 each (hereinafter referred to as “Class B Stock”), and 22,043,067 shares of Cumulative Preferred Stock, of the par value of $1.00 each (hereinafter referred to as “Cumulative Preferred Stock”).

The designations, preferences, privileges and voting powers of each class of stock of the Corporation, and the restrictions and qualifications thereof, shall be as follows:

1. The Cumulative Preferred Stock may be issued from time to time as follows:

(a) The Cumulative Preferred Stock may be issued from time to time as shares of one or more series of Cumulative Preferred Stock and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares in each particular series, to fix the following:

(i) the distinctive serial designation and number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(ii) the annual dividend rate for such series, and the date from which dividends on shares of such series shall be cumulative;

(iii) the redemption provisions and price or prices, if any, for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption for a sinking fund and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

(iv) the amount or amounts which shall be paid to the holders of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (but not less than $1.00 in the case of involuntary liquidation);

(v) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund which shall be applied to the redemption of shares of such series;

(vi) the terms and conditions (with or without limitations), if any, on which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or at the rate or rates of conversion or exchange and the terms and conditions of adjustment thereof, if any; and

(vii) the voting rights, if any, in addition to those specified herein, and any other preferences, privileges and restrictions or qualifications of such series.

(b) All shares of Cumulative Preferred Stock, regardless of series, shall be of equal rank with each other and shall be identical with each other in all respects except as provided in or permitted by paragraph (a) of this subdivision 1 and except as provided in paragraph (b) of subdivision 6; and the shares of the Cumulative Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative.

(c) In case the stated dividends and the amounts payable on liquidation are not paid in full, the shares of all series of the Cumulative Preferred Stock shall share ratably in the payment of dividends (including accumulations, if any) in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distributions if all sums payable were discharged in full.

2. The holders of the Cumulative Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate for such series (as fixed by the Board of Directors in accordance with subdivision 1 in respect of any series), and no more, payable quarter-yearly, on the first day of January, April, July and October in each year, to shareholders of record on the respective dates, not exceeding forty days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend; provided that if dividends on any shares of the Cumulative Preferred Stock shall be cumulative from a date less than thirty days prior to the first quarter-yearly dividend payment date in respect of such shares, the dividends accrued on such shares to such date shall not be payable on such date but shall be payable on the next following quarter-yearly dividend payment date. The holders of shares of the Cumulative Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subdivision 2.

As provided in paragraph (c) of subdivision 1, no dividend shall be paid upon, or declared or set apart for, any share of Cumulative Preferred Stock of any series for any quarter-yearly dividend period (other than the first quarter-yearly dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of subdivision 2) unless at the same time a like proportionate dividend for the same quarter-yearly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Cumulative Preferred Stock of all series then issued and outstanding and entitled to receive the dividend.

3. So long as any shares of the Cumulative Preferred Stock are outstanding, no dividend whatever shall be paid or declared at any time, and no distribution made, on any junior stock (other than in junior stock) nor shall any shares of junior stock be purchased or otherwise acquired for value or redeemed at any time by the Corporation or any subsidiary:

(a) unless all dividends on the Cumulative Preferred Stock of all series for all past quarter-yearly dividend periods (other than the first quarter-yearly dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of subdivision 2) shall have been paid and the full dividends thereon for the then current quarter-yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

(b) unless the Corporation shall have redeemed, retired or purchased all shares of each series of Cumulative Preferred Stock required to have been redeemed, retired or purchased at such time pursuant to the sinking fund fixed for such series by the Board of Directors in accordance with subdivision 1, provided, however, that the foregoing restrictions in this subdivision 3 shall not apply to the acquisition of any junior stock solely in exchange for, or solely out of the proceeds of sale of, any other junior stock.

Subject to the foregoing provisions of this subdivision 3, and to any further limitations prescribed by the Board of Directors in accordance with subdivision 1, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds of the Corporation legally available therefor, and the Cumulative Preferred Stock shall not be entitled to participate in any such dividends.

4. Subject to the provisions of subdivision 5, the Corporation at its option (expressed by resolution of the Board of Directors) or for the purpose of any sinking fund therefor may (except as otherwise provided by the Board of Directors in accordance with subdivision 1 in respect of any series) redeem the outstanding shares of Cumulative Preferred Stock, or of any one or more series thereof, at any time in whole, or from time to time in part, upon notice duly given as hereinafter specified, at the applicable redemption price or prices for such shares (as fixed in accordance with subdivision 1 in respect of any series), including, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption.

Notice of every such redemption of Cumulative Preferred Stock of any series (a) if all the shares of such series are held of record by not more than ten holders, shall be given by mailing such notice not less than 30 nor more than 60 days prior to the date fixed for such redemption to each holder of record of shares of such series so to be redeemed at his address as the same shall appear on the books of the Corporation, or (b) if all the shares of such series are held of record by more than ten holders, shall be given by publication at least once in each of two successive calendar weeks in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for such redemption, and notice of such redemption shall also be mailed not less than 30 nor more than 60 days prior to the date fixed for such redemption, to each holder of record of shares of such series so to be redeemed at his address as the same shall appear on the books of the Corporation; but, if publication is required, no failure to mail any such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of any shares to be redeemed.

In case of redemption of a part only of the Cumulative Preferred Stock of any series at the time outstanding, whether for the sinking fund therefor or otherwise, the redemption may (subject to any provision made by the Board of Directors in accordance with subdivision 1 in respect of any series) be either pro rata or by lot, as determined by the Board of Directors. Subject to the foregoing, the Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions contained in the Certificate of Incorporation or provided by the Board of Directors in accordance with subdivision 1, the terms and conditions upon which the Cumulative Preferred Stock shall be redeemed from time to time.

If any such notice of redemption shall have been duly given and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and the right to receive dividends thereon and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof without interest, and the right to exercise, on or before the date fixed for redemption, all privileges of conversion or exchange, if any, not theretofore expired.

If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having a capital, surplus, and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, on or before the date fixed for redemption, all privileges of conversion or exchange, if any, not theretofore expired. Any interest accrued on such funds shall be paid to the Corporation from time to time.

Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six years from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof; provided that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

None of the shares of Cumulative Preferred Stock of any series redeemed or retired pursuant to the sinking fund fixed for such series by the Board of Directors in accordance with subdivision 1, shall be reissued and all such shares shall, in the manner provided by law, be eliminated from the authorized capital stock of the Corporation. The Corporation shall not be prohibited from reissuing any shares of Cumulative Preferred Stock redeemed or retired (other than for the sinking fund therefor) or converted into or exchanged for stock pursuant to the provisions fixed by the Board of Directors in accordance with subdivision 1, and after such redemption, retirement or conversion of the Corporation may, in the manner provided by law, restore such shares to the status of authorized but unissued shares of Cumulative Preferred Stock undesignated as to series.

5. If and so long as all dividends on the Cumulative Preferred Stock of all series for all past quarter-yearly dividend periods (other than the first quarter-yearly dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of subdivision 2) shall not have been paid and the full dividends thereon for the then current quarter-yearly dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not redeem (for sinking fund or otherwise) less than all of the Cumulative Preferred Stock at the time outstanding, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for value (for sinking fund or otherwise) any of the Cumulative Preferred Stock at the time outstanding.

6. Unless the consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least two-thirds of the shares of Cumulative Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, at which the Cumulative Preferred Stock shall vote separately as a class, shall be necessary to permit, effect or validate any one or more of the following:

(a) The authorization of, or any increase in the authorized amount of, any class of stock ranking prior to the Cumulative Preferred Stock;

(b) The amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws of the Corporation which would affect adversely any right, preference, privilege or voting power of the Cumulative Preferred Stock or of the holders thereof; provided, however, that if any such amendment, alteration or repeal would affect adversely any right, preference, privilege or voting power of one or more, but not all, of the series of Cumulative Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected, similarly given, shall be required in lieu of (or if such consent is required by law, in addition to) the consent of the holders of two-thirds of the shares of the Cumulative Preferred Stock as a class; and

(c) The voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or conveyance (other than by mortgage) of all or substantially all the property or business of the Corporation, or the consolidation or merger of the Corporation with or into any other corporation, except any such consolidation or merger wherein none of the rights, preferences, privileges or voting powers of any series of the Cumulative Preferred Stock or the holders thereof are adversely affected.

No consent of the holders of the Cumulative Preferred Stock or of any series thereof which would otherwise be required to permit, effect or validate any action of the Corporation or a subsidiary pursuant to the provisions of this subdivision 6 or pursuant to any provision fixed by the Board of Directors in accordance with subdivision 1 shall be required if, prior to or concurrently with such action, provision shall be made in accordance with the provisions of the fourth paragraph of subdivision 4 for the redemption of all outstanding shares of Cumulative Preferred Stock or all outstanding shares of such series, as the case may be, and all funds necessary for such redemption shall be deposited in trust in accordance with the provisions of such paragraph.

7. Unless and until six quarter-yearly dividends on the Cumulative Preferred Stock of any series shall be in default, in whole or in part, the entire voting power, except as otherwise provided in the Certificate of Incorporation or By-Laws, shall be vested exclusively in the Common Stock in accordance with the provisions of, and except as otherwise expressly provided in, the Certificate of Incorporation. If and whenever six full quarter-yearly dividends (whether or not consecutive) payable on the Cumulative Preferred Stock of any series shall be in arrears, in whole or in part, the number of Directors then constituting the Board of Directors shall be increased by two and the holders of the Cumulative Preferred Stock, voting separately as a class, regardless of series, shall be entitled to elect the two additional directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Cumulative Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Cumulative Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarter-yearly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Cumulative Preferred Stock to elect such additional two Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as Directors by the holders of the Cumulative Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the Cumulative Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of the Cumulative Preferred Stock (addressed to the Secretary at the principal office of the Corporation)

shall, call a special meeting of the holders of the Cumulative Preferred Stock for the election of the two Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty days after receipt of any such request, then any holder of Cumulative Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof. In case any vacancy shall occur among the Directors elected by the holders of the Cumulative Preferred Stock, a successor shall be elected to serve until the next annual meeting of the shareholders or special meeting held in place thereof by the then remaining Director elected by the holders of the Cumulative Preferred Stock or the successor of such remaining Director.

In any case in which the holders of Cumulative Preferred Stock or any series thereof shall be entitled to vote pursuant to the provisions of the Certificate of Incorporation or pursuant to law, each holder of Cumulative Preferred Stock or of such series, as the case may be, shall be entitled to one vote for each share thereof held.

8. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Cumulative Preferred Stock of each series shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any junior stock, (i) if such liquidation, dissolution or winding up shall be involuntary, the amount fixed by the Board of Directors in accordance with subdivision 1 but not less than $1.00, and (ii) if such liquidation, dissolution or winding up shall be voluntary, the amount per share fixed by the Board of Directors in accordance with the provisions of subdivision 1 in the case of any series of Cumulative Preferred Stock, in effect at the time thereof, together with, in each case, all accrued and unpaid dividends thereon to the date fixed for the payment of such distributive amounts; and the holders of the junior stock shall be entitled, to the exclusion of the holders of the Cumulative Preferred Stock of any and all series, to share ratably in all the remaining assets of the Corporation in accordance with their respective rights. As provided in paragraph (c) of subdivision 1, if upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Cumulative Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Cumulative Preferred Stock of all series shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Neither the consolidation or merger of the Corporation with or into any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subdivision 8.

9. Except as otherwise expressly provided in the Certificate of Incorporation and except as otherwise provided by law, voting rights upon any and all matters shall be vested exclusively in the holders of the Common Stock and the Class B Stock (each share of Common Stock and of Class B Stock having one vote).

10. No holder of Common Stock, Cumulative Preferred Stock or Class B Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of any obligations or other securities convertible into, or exchangeable for, any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

11. The holders of Common Stock and of Class B Stock shall possess equal voting rights and rights as to dividends or distributions, and in the event of any liquidation, dissolution or winding up of the Corporation. No dividend, distribution, split-up, combination, reclassification, or other change in the shares of Common Stock shall be made without the same being made with respect to the Class B Stock.

12. For all purposes of the Certificate of Incorporation:

The term “accrued and unpaid dividends” when used with reference to any share of any series of the Cumulative Preferred Stock shall mean an amount computed at the annual dividend rate for the shares of such series from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid on such share; but no interest shall be payable upon any arrearages.

The term “Certificate of Incorporation” shall mean the certificate of incorporation of the Corporation as amended and supplemented by any certificate heretofore or hereafter filed pursuant to law, including any certificate filed pursuant to law with respect to, and providing for the issue of, any series of Cumulative Preferred Stock.

The term “junior stock”, when used with reference to the Cumulative Preferred Stock, shall mean the Common Stock, the Class B Stock and any other stock of the Corporation, now or hereafter authorized, over which the Cumulative Preferred Stock has preference or priority either in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

The term “sinking fund”, as applied to any series of preferred stock, shall mean any fund or requirement for the periodic redemption, retirement or purchase of shares of such series.

The term “stock ranking prior to the Cumulative Preferred Stock” shall mean any stock of the Corporation, now or hereafter authorized, which has preference over the Cumulative Preferred Stock either in the payment of dividends or in any liquidation, dissolution or winding up of the Corporation.

THE SERIES A CUMULATIVE PREFERRED STOCK

13. (a) The distinctive serial designation of the second series of Cumulative Preferred Stock is “Series A Cumulative Preferred Stock” (hereinafter called “Series A Preferred Stock”).

(b) The number of shares constituting the Series A Preferred Stock is 1,500,000 shares.

(c) The quarterly dividend rate for the Series A Preferred Stock is an amount per share (rounded to the nearest cent) equal to the greater of (i) $10.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in shares of Common Stock or Class B Stock or a subdivision of the outstanding shares of Common Stock or Class B Stock (by reclassification or otherwise), declared on the Common Stock or Class B Stock of the Corporation since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after April 16, 1987 declare or pay any dividend on Common Stock or Class B Stock payable in shares of Common Stock or Class B Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock or Class B Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or Class B Stock) into a greater or lesser number of shares of Common Stock or Class B Stock, then in each such case the amount to which holders of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock or Class B Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock or Class B Stock that were outstanding immediately prior to such event.

The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in this paragraph (c) immediately after it declares a dividend or distribution on the Common Stock or Class B Stock; provided that, in the event no dividend or distribution shall have been declared on the Common Stock or Class B Stock during the period between any quarterly dividend payment date and the next subsequent quarterly dividend payment date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent quarterly dividend payment date.

Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Stock from the date of issue of such shares of Series A Preferred Stock.

(d) Except as prescribed by law and in addition to the rights provided for in Section 7 of Article FOURTH of the Certificate of Incorporation of the Corporation and in paragraph (i) of this Section 13, and subject to the provision for adjustment hereinafter set forth, the holders of the Series A Preferred Stock shall be entitled to one vote for each share held and shall be entitled to exercise such voting rights with the holders of Common Stock and Class B Stock, without distinction as to class, at any annual or special meeting of shareholders for the election of directors and on any other matter coming before such meeting.

(e) Any Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Cumulative Preferred Stock and may be reissued as part of a new series of Cumulative Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(f) (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of junior stock unless, prior thereto, the holders of Series A Preferred Stock shall have received the greater of (i) $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an amount per share which shall be determined by (A) dividing (1) the value of the assets of the Corporation available for distribution to shareholders, less the amount to be paid upon liquidation, dissolution, or winding up to the holders of all other series of stock ranking on a parity with the Series A Preferred Stock, by (2) the sum of the number of one-hundredths shares of Series A Preferred Stock outstanding as of the date of such event plus the number of shares of Common Stock and Class B Stock, as adjusted by multiplying such number of shares of Common Stock and Class B

Stock outstanding as of the date of such event by the Adjustment Number (as defined below), and (B) multiplying the result obtained in clause (A) by 100, (the “Series A Preferred Stock Liquidation Preference”). Following the payment of the full amount of the Series A Preferred Stock Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock. Following the payment of the full amount of the Series A Preferred Stock Liquidation Preference in respect of all outstanding shares of Series A Preferred Stock holders of Common Stock and Class B Stock shall receive their ratable and proportionate share of the remaining assets to be distributed, on a per share basis.

(ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Preferred Stock Liquidation Preference and the liquidation preferences of all other series of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of the Series A Preferred Stock and such other series of parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon liquidation, dissolution or winding up.

(iii) The Adjustment Number as of the date of this Certificate of Amendment shall be one (1). In the event the Corporation shall at any time after April 16, 1987 declare or pay any dividend on Common Stock payable in shares of Common Stock or Class B Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock or Class B Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or Class B Stock) into a greater or lesser number of shares of Common Stock or Class B Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock and Class B Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock and Class B Stock that were outstanding immediately after such event.

(iv) The merger or consolidation of the Corporation with or into any other corporation or the merger or consolidation of any other corporation with or into the Corporation, or the sale, transfer, exchange or conveyance by the Corporation of all or substantially all the assets of the Corporation, as an entirety, shall not be deemed to be a liquidation for purposes of paragraph (f) of this Section 13.

(g) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock or Class B Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock or Class B Stock is changed or exchanged. In the event the Corporation shall at any time after April 16, 1987 declare or pay any dividend on Common Stock or Class B Stock payable in shares of Common Stock or Class B Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock or Class B Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or Class B Stock) into a greater or lesser number of shares of Common Stock or Class B Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock and Class B Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock and Class B Stock that were outstanding immediately prior to such event.

(h) The Series A Preferred Stock shall not be redeemable.

(i) Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in liquidating distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

(j) The Series A Preferred Stock is not convertible into, or exchangeable for, shares of stock of any other class.

THE SERIES B CONVERTIBLE PREFERRED STOCK

14. (a) The distinctive serial designation of the fifth series of Cumulative Preferred Stock is “Series B Convertible Preferred Stock” (hereinafter called “Series B Preferred Stock”); and the number of shares constituting the Series B Preferred Stock is 6,737,708 shares. Each share of Series B Preferred Stock shall have a stated value of $78.25 per share.

(b) Shares of Series B Preferred Stock shall be issued only to the Trustee of the Employee Stock Ownership Plan of the Corporation, as amended from time to time, or any successor to such plan (the “Plan”). All references to the holder of Series B Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of Series B Preferred Stock to any person other than any successor trustee under the Plan, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Stock on the terms provided for the conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to subsection (f) of this subdivision 14 and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to the Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such Series B Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the Series B Preferred Stock shall be treated for all purposes as the record holder of the Common Stock into which such Series B Preferred Stock has been automatically converted as of the date of such transfer. Certificates representing Series B Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this subsection, shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided herein and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by subsections (g), (h) and (i) of this subdivision 14.

(c) Subject to the provisions for adjustment hereinafter set forth, the annual dividend rate for the Series B Preferred Stock is $6.25 per share. Dividends on the Series B

Preferred Stock shall begin to accrue and be cumulative on outstanding Series B Preferred Stock from the date of original issuance of such shares of Series B Preferred Stock. Series B Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time.

(d) Except as prescribed by law and in addition to the rights provided for in subdivision 7 of Article FOURTH of the Certificate of Incorporation, each holder of Series B Preferred Stock shall be entitled to such number of votes for each share held as is equal to the aggregate number of votes of the Common Shares into which each share of Series B Preferred Stock is convertible pursuant to subsections (g), (h) and (i) of this subdivision 14 (as from time to time adjusted as provided in subsection (i) of this subdivision 14) and shall be entitled to exercise such voting rights with the holders of Common Stock and Class B Stock, without distinction as to class, at any annual or special meeting of shareholders for the election of directors and on any other matter coming before such meeting. For all other purposes under the Certificate of Incorporation, each holder of Series B Preferred Stock, when voting as a class with the holders of Cumulative Preferred Stock or with the holders of the shares of any series thereof, as the case may be, shall be entitled to one vote for each share thereof held.

(e) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holder of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation, before any distribution shall be made to the holders of any junior stock the per share liquidation price of $78.25 plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for payments of such distribution amount. Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this subsection (e), but the holder of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by subsection (h) hereof.

(f) (i) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to subsections (g), (h) and (i) of this subdivision 14, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $78.25 per share of Common Stock, with each share of Series B Preferred Stock being valued at $78.25 for such purpose, which price shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the “Conversion Price”). The conversion rate initially shall be equivalent to one (1) share of Common Stock for each share of Series B Preferred Stock so converted, and shall be subject to adjustment as the Conversion Price is adjusted as hereinafter provided in subsection (i) of this subdivision 14.

(ii) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), and accompanied by written notice of conversion, at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holder of the Series B Preferred Stock by the Corporation or the transfer agent for the Series B Preferred Stock. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

(iii) Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Corporation shall issue and send by hand delivery or, at its option, by first class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Series B Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.

(iv) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (1) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (2) the commencement of business on the second Business Day after the proper surrender of the certificate or certificates for the Series B Preferred Stock to be converted, as provided in subsection (f)(iii) above. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of record of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared prior to the effective date of conversion and shall be payable to holders of shares of Series B Preferred Stock subsequent to the effective date of conversion of such shares.

(v) The Corporation shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(vi) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Series B Preferred Stock as herein provided such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Series B Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series B Preferred Stock into Common Stock pursuant to the terms hereof.

(g) (i) The Board of Directors of the Corporation at any time and from time to time on or after July 10, 1994 may redeem all, or any number less than all, of the outstanding shares of the Series B Preferred Stock. The redemption price per share for the Series B Preferred Stock applicable for redemptions on or after the dates indicated below shall be as follows, plus accrued and unpaid dividends to the date fixed for redemption:

July 10, 1994	81.375
July 10, 1995	80.750
July 10, 1996	80.125
July 10, 1997	79.500
July 10, 1998	78.875
July 10, 1999 and thereafter	78.250

Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by subsection (v) of subsection (g) of this subdivision 14.

(ii) In the event of a change in any statute, rule or regulation of the United States of America or any administrative or judicial interpretation thereof which (1) has the effect of limiting or making unavailable to the Corporation all or any of the tax deductions for amounts paid (including dividends) on the Series B Preferred Stock when such amounts are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended, (other than for purposes of determining alternative minimum tax) and in effect on the date shares of Series B Preferred Stock are initially issued, or (2) relates to any aspect or qualification of the Plan which increases by 20% or more the Corporation’s cost of maintaining the Plan, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in this subsection (g), elect to redeem any or all of such Series B Preferred Stock at a redemption price per share equal to the higher of (1) $78.25 and (2) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of the shares of Common Stock which would be issuable upon the conversion of the shares of Series B Preferred Stock being redeemed, plus in each case, accrued and unpaid dividends to the date fixed for redemption. The Corporation shall have the right to elect to redeem shares of Series B Preferred Stock pursuant to this subparagraph (ii) at any time prior to the last day of the sixth month following the latest of: (1) the date of the enactment of any such statute, rule, regulation or judicial or administrative interpretation, (2) the effective date of any such statute, rule, regulation or judicial or administrative interpretation, or (3) in the case of any judicial or administrative proceeding in which the Corporation contests in good faith the applicability of any such statute, rule, regulation or interpretation to the Corporation, the date of the final determination of applicability.

(iii) In the event that shares of Series B Preferred Stock are held by the trustee under an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and such plan does not so qualify, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in subsection (g), elect to redeem any or all of such shares of Series B Preferred Stock at a redemption price per share equal to the higher of (1) $78.25 and (2) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of the shares of Common Stock which would be issuable upon the conversion of the shares of Series B Preferred Stock being redeemed, plus in each case, accrued and unpaid dividends to the date fixed for redemption.

(v) The Corporation may make payment of the redemption price upon any redemption hereunder required upon redemption of Series B Preferred Stock in cash or in a combination of one share of Common Stock for each share of Series B Preferred Stock redeemed and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof).

(vi) Notwithstanding anything to the contrary in this subsection (g), at any time and from time to time upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation that such redemption is necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan, shares of Series B Preferred Stock shall be redeemed by the Corporation at a redemption price per share equal to the higher of (1) $78.25 and (2) the Fair Market Value (as defined in subparagraph (viii) of subsection (1) hereof) of the shares of Common Stock which would be issuable upon conversion of the shares of Series B Preferred Stock being redeemed, plus in each case, accrued and unpaid dividends to the date fixed for redemption.

(vii) In the event that the Plan is terminated in accordance with its terms, and notwithstanding anything to the contrary in this subsection (g), any or all shares of Series B Preferred Stock may be redeemed by the Corporation, as soon thereafter as practicable, at a redemption price equal to the greater of: (1) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of the shares of Common Stock which would be issuable upon conversion of the shares of Series B Preferred Stock being redeemed or (2) the following redemption prices per share, plus in each case, accrued and unpaid dividends to the date fixed for redemption:

During the Twelve-Month Period Beginning July 10	Price Per Share
1989	$84.500
1990	83.875
1991	83.250
1992	82.625
1993	82.000
1994	81.375
1995	80.750
1996	80.125
1997	79.500
1998	78.875
1999 and thereafter	78.250

(h) (i) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in subparagraph (iii) of this subsection (h), then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of shares of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preferred Stock, a cash payment per share equal to the following amount per share, plus accrued and unpaid dividends to the date fixed for redemption:

During the Twelve-Month Period Beginning July 10	Price Per Share
1989	$84.500
1990	83.875
1991	83.250
1992	82.625
1993	82.000
1994	81.375
1995	80.750
1996	80.125
1997	79.500
1998	78.875
1999 and thereafter	78.250

No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the second Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the second Business Day prior to consummation of such transaction.

(ii) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes “qualifying employer securities” with respect to a holder of Series B Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by subsections (f), (g) and (h) hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by subsection (f) hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that, at the election of the Trustee in lieu of the

Series B Preferred Stock becoming preferred stock of such successor or resulting corporation, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each share of Series B Preferred Stock shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Series B Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to subsection (i) hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding Series B Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(iii) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in subparagraph (ii) of this subsection (h)) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to subparagraph (i) of this subsection (h)) be automatically converted by virtue of such merger, consolidation or similar transaction into the number of shares of Common Stock into which such Series B Preferred Stock could have been converted immediately prior to such consummation so that each share of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the Series B Preferred Stock, then the Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share of Series B Preferred Stock shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

(i) (i) In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which subsection (h) hereof does not apply) or otherwise, subject to subparagraphs (v) and (vi) of this subsection (i), the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this subparagraph shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

(ii) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock or any right or warrant, if any are issued to the holder of shares of Series B Preferred Stock as though converted into such Common Stock) at a purchase price per share less than the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of subparagraphs (v) and (vi) of this subsection (i), the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

(iii) In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof), on the date of such issuance, sale or exchange, less than the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of such shares of Common Stock on the date of issuance, sale or exchange, then, subject to the provisions of subparagraphs (v) and (vi) of this subsection (i), the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (1) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (2) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof), on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of subparagraphs (v) and (vi) of this subsection (i), the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (II) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (Ill) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

(iv) (A) In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which subsection (h) hereof does not apply), the Conversion Price in effect immediately prior to such Extraordinary Distribution shall, subject to subparagraphs (v) and (vi) of this subsection (i), be adjusted by multiplying such Conversion Price by a fraction the numerator of which is the difference between (1) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution multiplied by (y) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and (2) the Fair Market Value of the Extraordinary Distribution (as defined in subparagraph (vii) of subsection (i) hereof) minus the aggregate amount of regularly scheduled quarterly dividends declared by the Board of Directors of the Corporation and paid by the Corporation in the twelve months immediately preceding such Extraordinary Distribution, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend multiplied by (b) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash. The Corporation shall send each holder of Series B Preferred Stock notice of its intent to make any such dividend or distribution in each case at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

(B) In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Pro Rata Repurchase shall, subject to subparagraphs (v) and (vi) of this subsection (i), be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the difference between (1) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase multiplied by (y) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of a share of Common Stock on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and (2) the aggregate purchase price of the Pro Rata Repurchase, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value (as defined in subparagraph (vii) of subsection (i) hereof) of a share of Common Stock on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer. The Corporation shall send each holder of Series B Preferred Stock notice of any offer by the Corporation to make a Pro Rata Repurchase at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock. Such notice shall indicate the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of Shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

(v) Notwithstanding any other provisions of this subsection (i), the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

(vi) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this subsection (i), the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation, which adjustment shall in no event adversely effect the powers, preferences and special rights of the Series B Preferred Stock as set forth herein. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this subparagraph (vi), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this subsection (i), as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

(vii) For purposes of this subdivision 14, the following definitions shall apply:

“Adjustment Period” shall mean the period of five (5) consecutive trading days ending on the day immediately preceding the date on which the Fair Market Value or Current Market Price of a Security is to be determined.

“Business Day” shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean (i) for purposes of subsections (f) and (g) hereof, the mean between the highest and lowest reported sales price on such day and (ii) for all other purposes hereof, the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof, in each case, on each trading day during the Adjustment Period.

“Extraordinary Distribution” shall mean any dividend or other distribution to holders of Common Stock (effected while any shares of Series B Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve percent (12%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in subparagraph (ii) or (iii) of this subsection (i), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of subparagraph (iv) of this subsection (i) shall be equal to the sum of the Fair Market Value of the dividend or other distribution to holders referred to in (i) and (ii) above, plus the amount of any cash dividends which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to subparagraph (iv) of this subsection (i).

“Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, (i) for purposes of subsections (f) and (g) hereof, the Current Market Price on the date as of which the Fair Market Value is to be determined, and (ii) for all other purposes hereof, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The “Fair Market Value” of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

“Non-Dilutive Amount” in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

“Pro Rata Repurchase” shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made (1) pursuant to the “Dutch auction” self-tender offer announced by the Corporation on July 10, 1989 or (2) in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this subparagraph (vii) shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof “in open market transactions” if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series B Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

(viii) Whenever an adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock is required, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price of the Series B Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of Series B Preferred Stock.

(ix) In the event that, at any time as a result of an adjustment made pursuant to subsection (i) of this subdivision 14, the holder of any shares of Series B Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subsection (i) hereof, and the provisions of subsections (a) through (h) of this subdivision 14 with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

THE 6.25% SERIES C MANDATORY CONVERTIBLE PREFERRED STOCK

14. (a) Designation and Ranking. The distinctive serial designation of the sixth series of Cumulative Preferred Stock shall be called the “6.25% Series C Mandatory Convertible Preferred Stock” and is hereinafter referred to as the “Series C Mandatory Convertible Preferred Stock”; and the number of shares constituting the Series C Mandatory Convertible Preferred Stock shall be 9,200,000 shares. The Series C Mandatory Convertible Preferred Stock shall rank, with respect to dividend distributions and distributions upon the dissolution, liquidation and winding-up of the Corporation, (i) senior to the common stock, par value $1.00 per share, of the Corporation (the “Common Stock”) and the class B common stock, par value $1.00 per share, of the Corporation (the “Class B Common Stock”) and to each other class or series of stock of the Corporation (including any series of Cumulative Preferred Stock established after June 25, 2003 by the Board of Directors), now or hereafter existing, the terms of which do not expressly provide that such class or series will rank senior to or pari passu with the Series C Senior Mandatory Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of the Company (collectively referred to as “Junior Securities”); (ii) pari passu with the Corporation’s Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock” and together, with the “Series C Mandatory Convertible Preferred Stock,” the “Cumulative Preferred Stock”) and with each other class or series of stock of the Corporation, now or hereafter existing, the terms of which expressly provide that such class or series will rank pari passu with the Series C Mandatory Convertible Preferred Stock as to dividend distributions and distributions upon liquidation, dissolution or winding-up of the Corporation (collectively referred to as “Parity Securities”); and (iii) junior to each other class or series of stock of the Corporation, now or hereafter existing, the terms of which expressly provide that such class or series will rank senior to the Series C Mandatory Convertible Preferred Stock as to dividend distributions and distributions upon liquidation, dissolution or winding-up of the Corporation (collectively referred to as “Senior Securities”).

(b)	Dividends.

(i) General. Dividends on the Series C Mandatory Convertible Preferred Stock shall be payable quarterly, when, as and if declared by the Board of Directors or a duly authorized committee thereof, out of the assets of the Corporation legally available therefor, on the first calendar day (or the following Business Day if the first calendar day is not a Business Day) of January, April, July and October of each year (each such date being referred to herein as a “Dividend Payment Date”) at the annual rate of $6.25 per share subject to adjustment as provided in Section 18(l)(ii). The initial dividend on the Series C Mandatory Convertible Preferred Stock for the dividend period commencing on June 25, 2003, to but excluding October 1, 2003, will be $1.6667, and shall be payable, when, as and if declared, on October 1, 2003. The dividend on the Series C Mandatory Convertible Preferred Stock for each subsequent dividend period shall be $1.5625 per share. The amount of dividends payable on each share of Series C Mandatory Convertible Preferred Stock for each full quarterly period thereafter shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date or, if none, the date of issue and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable, when, as and if declared, on a Dividend Payment Date shall be payable to Holders (as defined below) of record on the date not exceeding forty calendar days preceding the relevant Dividend Payment Date, fixed by the Board of Directors in advance of payment of the relevant dividend (each, a “Dividend Record Date”).

Dividends on the Series C Mandatory Convertible Preferred Stock shall be cumulative if the Corporation fails to declare one or more dividends on the Series C Mandatory Convertible Preferred Stock in any amount, whether or not there are assets of the Corporation legally available for the payment of such dividends in whole or in part.

The Corporation may pay dividends, at its sole option, (a) in cash, (b) by delivering shares of Common Stock to the Transfer Agent (as defined below) on behalf of the Holders, to be sold on the Holders’ behalf for cash or (c) in any combination thereof. By and upon acquiring the Series C Mandatory Convertible Preferred Stock each Holder is deemed to appoint the Transfer Agent as such Holder’s agent for any such sale, and the Transfer Agent shall serve as a designated agent of the Holders in making any such sales. To pay dividends in shares of Common Stock, the Corporation must deliver to the Transfer Agent a number of shares of Common Stock which, when sold by the Transfer Agent on the Holders’ behalf, will result in net cash proceeds to be distributed to the Holders in an amount equal to the cash dividend otherwise payable to the Holders.

If the Corporation pays dividends in shares of Common Stock by delivering them to the Transfer Agent, those shares shall be owned beneficially by the Holders upon delivery to the Transfer Agent, and the Transfer Agent shall hold those shares and the net cash proceeds from the sale of those shares up to the amount of such dividends for the exclusive benefit of the Holders until the Dividend Payment Date, or such other date as is fixed by the Board of Directors pursuant to the terms and conditions set forth in the last paragraph of this Section 18(b)(i), at which time the portion of such net cash proceeds equal to the non-cash component of the declared dividend on the Series C Mandatory Convertible Preferred Stock shall be distributed to the Holders entitled thereto with any remainder to be returned to the Company.

Holders shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the then applicable full dividends calculated pursuant to this Section 15(b)(i) (including accrued dividends, if any) on shares of Series C Mandatory Convertible Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend or payment which may be in arrears.

(ii) In order to pay dividends on any Dividend Payment Date, or such other date as is fixed by the Board of Directors or a duly authorized committee thereof pursuant to the terms and conditions set forth in the last paragraph of Section 15(b)(i) hereof, in shares of Common Stock, (A) the shares of Common Stock delivered to the Transfer Agent shall have been duly authorized, (B) the Corporation shall have provided to the Transfer Agent an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) permitting the immediate sale of the shares of Common Stock in the public market, (C) the shares of Common Stock, once purchased by the purchasers thereof, shall be validly issued, fully paid and non-assessable and (D) such shares shall have been registered under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, if required, and shall be listed or admitted for trading on each United States securities exchange on which the Common Stock is then listed.

(c) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the Holders shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution or payment of assets is made on any Junior Securities, $100.00 per share, subject to adjustment as provided in Section 15(l)(ii) hereof, plus an amount equal to the sum of all accrued and unpaid dividends (whether or not declared) for the then-current dividend period and all dividend periods prior thereto.

Neither the sale, lease or conveyance of all or substantially all of the property or business of the Corporation (other than in connection with the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation), nor the consolidation, or merger of the Corporation into or with any other Person, shall constitute a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for the purposes of the foregoing paragraph.

In the event the assets of the Corporation available for distribution to the holders of Cumulative Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled as provided above, the holders of shares of the Cumulative Preferred Stock, including the Series C Mandatory Convertible Preferred Stock, shall share ratably in any distribution of assets of the Corporation based on the relative aggregate liquidation preference of the outstanding shares of each series.

After the payment to the Holders of the full preferential amounts provided above, the Holders will have no right or claim to any remaining assets of the Corporation.

(d)	Voting Rights.

(i) The Holders shall have no voting rights, except as otherwise set forth in the Certificate of Incorporation of the Corporation or as expressly required by applicable state law. In exercising any such vote, each outstanding share of Series C Mandatory Convertible Preferred Stock shall be entitled to one vote.

(ii) Unless the consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least two-thirds of the shares of Cumulative Preferred Stock, including the Series C Mandatory Convertible Preferred Stock, at the time outstanding, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, at which the Cumulative Preferred Stock, including the Series C Mandatory Convertible Preferred Stock, shall vote separately as a class, shall be necessary to permit, effect or validate any one or more of the following:

(1) The authorization of, or any increase in the authorized amount of any class of stock ranking prior to the Cumulative Preferred Stock, including the Series C Mandatory Convertible Preferred Stock.

(2) The amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws of the Corporation, in either case by way of merger, consolidation or otherwise, which would affect adversely any right, preference, privilege or voting power of the Cumulative Preferred Stock, including the Series C Mandatory Convertible Preferred Stock, or the holders thereof; provided, however, that if any such amendment, alteration or repeal would affect adversely any right, preference, privilege or voting power of one or more, but not all, of the series of Cumulative Preferred Stock, including the Series C Mandatory Convertible Preferred Stock, at the time outstanding, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected, similarly given, shall be required in lieu of (or if such consent is required by law, in addition to) the consent of the holders of two-thirds of the shares of the Cumulative Preferred Stock, including the Series C Mandatory Convertible Preferred Stock, as a class; or

(3) The voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or conveyance (other than by mortgage) of all or substantially all the property or business of the Corporation, or the consolidation or merger of the Corporation with or into any other corporation, except any such consolidation or merger wherein none of the rights, preferences, privileges or voting powers of any series of the Cumulative Preferred Stock or the holders thereof are adversely affected.

(e) Automatic Conversion. Each share of Series C Mandatory Convertible Preferred Stock will automatically convert (unless previously converted at the option of the Corporation in accordance with Section 15(f) or at the option of the Holder in accordance with Section 15(g), or a Merger Early Conversion has occurred in accordance with Section

15(h)), on July 1, 2006 (the “Automatic Conversion Date”), into a number of newly issued shares of Common Stock equal to the number of shares of Common Stock resulting from the application of the Conversion Rate (as defined in Section 18(i) below). The Holders on the Automatic Conversion Date shall have the right to receive a dividend payment of cash, shares of Common Stock, or any combination thereof, as the Corporation determines in its sole discretion, in an amount equal to any accrued and unpaid dividends on the Series C Mandatory Convertible Preferred Stock as of the Automatic Conversion Date (other than previously declared dividends on the Series C Mandatory Convertible Preferred Stock payable to a Holder of record as of a prior date), whether or not declared, out of legally available assets of the Corporation. To the extent the Corporation pays some or all of such dividend in shares of Common Stock, the number of shares of Common Stock issuable to a Holder in respect of such accrued and unpaid dividends shall equal the amount of accrued and unpaid dividends on the Series C Mandatory Convertible Preferred Stock on the Automatic Conversion Date that the Corporation determines to pay in shares of Common Stock divided by the 5-Day Average Market Price (as defined below).

Dividends on the shares of Series C Mandatory Convertible Preferred Stock shall cease to accrue and such shares of Series C Mandatory Convertible Preferred Stock shall cease to be outstanding on the Automatic Conversion Date. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates, if any, representing shares of Common Stock (both for purposes of the automatic conversion of shares of Series C Mandatory Convertible Preferred Stock and for purposes of any dividend payment by the Corporation of shares of Common Stock in respect of accrued and unpaid dividends on the Series C Mandatory Convertible Preferred Stock), and for any payment of cash in respect of accrued and unpaid dividends on the Series C Mandatory Convertible Preferred Stock or cash in lieu of fractional shares, if any, in exchange for and contingent upon the surrender of certificates representing the shares of Series C Mandatory Convertible Preferred Stock (if such shares are held in certificated form), and the Corporation may defer the payment of dividends on such shares of Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of Series C Mandatory Convertible Preferred Stock, provided, however, that the Corporation shall give the Holders such notice of any such actions as the Corporation deems appropriate and upon such surrender such Holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Automatic Conversion Date. Amounts payable in cash in respect of the shares of Series C Mandatory Convertible Preferred Stock or in respect of such shares of Common Stock shall not bear interest.

(f)	Provisional Conversion at the Option of the Corporation.

(i) Prior to the Automatic Conversion Date, the Corporation may, at its option, cause the conversion of all, but not less than all, the shares of Series C Mandatory Convertible Preferred Stock then outstanding into shares of Common Stock at a rate of 8.1301 shares of Common Stock for each share of Series C Mandatory Convertible Preferred Stock (the “Provisional Conversion Rate”), subject to adjustment as set forth in Section 15(i)(ii) below (as though references in Section 15(i)(ii) to the Conversion Rate were replaced with references to the Provisional Conversion Rate); provided, however, that the Closing Price of the Common Stock has exceeded 150% of the Threshold Appreciation Price (as defined below) for at least 20 Trading Days (as defined below) within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date on which the Corporation notifies the Holders (pursuant to Section 15(f)(ii)) that it is exercising its option to cause the conversion of the Series C Mandatory Convertible Preferred Stock pursuant to this Section 15(f) (the “Provisional Conversion Notice Date”). The Corporation shall be able to cause this conversion only if, in addition to issuing the Holders shares of Common Stock, the Corporation pays the Holders in cash (a) an amount equal to any accrued and unpaid dividends on the shares of Series C Mandatory Convertible Preferred Stock then outstanding, whether or not declared, and (b) the present value of all remaining dividend payments on the shares of Series C Mandatory Convertible Preferred Stock then outstanding, through and including July 1, 2006, in each case, out of legally available assets of the Corporation. The present value of the remaining dividend payments will be computed using a discount rate equal to the Treasury Yield.

(ii) A written notice (the “Provisional Conversion Notice”) shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the Holders of record as they appear on the stock register of the Corporation on the Provisional Conversion Notice Date (a) notifying such Holders of the election of the Corporation to convert and of the Provisional Conversion Date (as defined below), which date shall not be less than 30 days nor be more than 60 days after the Provisional Conversion Notice Date, and (b) stating the Corporate Trust Office of the Transfer Agent at which the shares of Series C Mandatory Convertible Preferred Stock called for conversion shall, upon presentation and surrender of the certificate(s) (if such shares are held in certificated form) evidencing such shares, be converted, and the Provisional Conversion Rate to be applied thereto.

(iii) The Corporation shall deliver to the Transfer Agent irrevocable written instructions authorizing the Transfer Agent, on behalf and at the expense of the Corporation, to cause the Provisional Conversion Notice to be duly mailed as soon as practicable after receipt of such irrevocable instructions from the Corporation and in accordance with the above provisions. The shares of Common Stock to be issued upon conversion of the Series C Mandatory Convertible Preferred Stock pursuant to this Section 15(f) and all funds necessary for the payment in cash of (1) any accrued and unpaid dividends on the shares of Series C Mandatory Convertible Preferred Stock then outstanding, whether or not declared, and (2) the present value of all remaining dividend payments on the shares of Series C Mandatory Convertible Preferred Stock then outstanding through and including July 1, 2006, shall be deposited with the Transfer Agent in trust at least one Business Day prior to the Provisional Conversion Date, for the pro rata benefit of the Holders of record as they appear on the stock register of the Corporation, so as to be and continue to be available therefor. Neither failure to mail such Provisional Conversion Notice to one or more such Holders nor any defect in such Provisional Conversion Notice shall affect the sufficiency of the proceedings for conversion as to other Holders.

(iv) If a Provisional Conversion Notice shall have been given as hereinbefore provided, then each Holder shall be entitled to all preferences and relative, participating, optional and other special rights accorded by this certificate until and including the Provisional Conversion Date. From and after the Provisional Conversion Date, upon delivery by the Corporation of the Common Stock and payment of the funds to the Transfer Agent as described in paragraph (iii) above, the Series C Mandatory Convertible Preferred Stock shall no longer be deemed to be outstanding, and all rights of such Holders shall cease and terminate, except the right of the Holders, upon surrender of certificates therefor, to receive Common Stock and any amounts to be paid hereunder.

(v) The deposit of monies in trust with the Transfer Agent up to the amount necessary for the Provisional Conversion shall be irrevocable except that the Corporation shall be entitled to receive from the Transfer Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the Holders of the shares converted shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the Holders entitled thereto at the expiration of two years from the Provisional Conversion Date shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment without interest.

(g)	Early Conversion at the Option of the Holder.

(i) Shares of Series C Mandatory Convertible Preferred Stock are convertible, in whole or in part, at the option of the Holders thereof (“Optional Conversion”), at any time prior to the Automatic Conversion Date, into shares of Common Stock at a rate of 8.1301 shares of Common Stock for each share of Series C Mandatory Convertible Preferred Stock (the “Optional Conversion Rate”), subject to adjustment as set forth in Section 15(i)(ii) below (as though references in Section 15(i)(ii) to the Conversion Rate were replaced with references to the Optional Conversion Rate).

(ii) Optional Conversion of shares of Series C Mandatory Convertible Preferred Stock may be effected by delivering certificates evidencing such shares (if such shares are held in certificated form), together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank (and, if applicable, payment of an amount equal to the dividend payable on such shares pursuant to paragraph (iii) below), to the Corporate Trust Office of the Transfer Agent for the Series C Mandatory Convertible Preferred Stock or to any other office or agency maintained by the Corporation for that purpose. Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied.

(iii) Holders of shares of Series C Mandatory Convertible Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date (if such dividend has been declared) notwithstanding the Optional Conversion of such shares following such Dividend Record Date and prior to such Dividend Payment Date. However, shares of Series C Mandatory Convertible Preferred Stock surrendered for Optional Conversion after the close of business on a Dividend Record Date and before the opening of business on the corresponding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Except as provided above, upon any Optional Conversion of shares of Series C Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid preferred dividends, whether or not in arrears, on such shares of Series C Mandatory Convertible Preferred Stock as to which Optional Conversion has been effected or for dividends or distributions on the shares of Common Stock issued upon such Optional Conversion.

(h)	Early Conversion upon Cash Merger.

(i) In the event of a merger or consolidation of the Corporation of the type described in Section 15(i)(iii)(1) in which the Common Stock outstanding immediately prior to such merger or consolidation is exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event a “Cash Merger”), then the Corporation (or the successor to the Corporation hereunder) shall be required to offer all Holders of shares of Series C Mandatory Convertible Preferred Stock that remain outstanding after the Cash Merger (if any) the right to convert their shares of Series C Mandatory Convertible Preferred Stock prior to the Automatic Conversion Date (“Merger Early Conversion”) as provided herein.

On or before the fifth Business Day after the consummation of a Cash Merger, the Corporation or, at the request and expense of the Corporation, the Transfer Agent shall give all Holders notice of the occurrence of the Cash Merger and of the right of Merger Early Conversion arising as a result thereof. The Corporation shall also deliver a copy of such notice to the Transfer Agent. Each such notice shall contain:

(1) `the date, which shall be not less than 20 nor more than 30 calendar days after the date of such notice, on which the Merger Early Conversion will be effected (the “Merger Early Conversion Date”);

(2) the date, which shall be on or one Business Day prior to the Merger Early Conversion Date, by which the Merger Early Conversion right must be exercised;

(3) the Conversion Rate (as adjusted pursuant to Section 15(i)(ii)) in effect immediately before such Cash Merger and the kind and amount of securities, cash and other property receivable by the Holder upon conversion of its shares of Series C Mandatory Convertible Preferred Stock pursuant to Section 15(i)(iii); and

(4) the instructions a Holder must follow to exercise the Merger Early Conversion right.

(ii) To exercise a Merger Early Conversion right, a Holder shall deliver to the Transfer Agent at the Corporate Trust Office (as defined below) by 5:00 p.m., New York City time, on or before the date by which the Merger Settlement right must be exercised as specified in the notice, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Series C Mandatory Convertible Preferred Stock with respect to which the Merger Early Conversion right is being exercised duly endorsed for transfer to the Corporation or in blank with a written notice to the Corporation stating the Holder’s intention to convert early in connection with the Cash Merger and providing the Corporation with payment instructions.

(iii) On the Merger Early Conversion Date, the Corporation shall deliver or cause to be delivered the cash, securities and other property to be received by such exercising Holder determined by assuming the Holder had converted the shares of Series C Mandatory Convertible Preferred Stock for which such Merger Early Conversion right was exercised into Common Stock immediately before the Cash Merger at the Conversion Rate (as adjusted pursuant to Section 15(i)(ii)).

(iv) Upon a Merger Early Conversion, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof on the notice provided to the Corporation as set forth in paragraph (ii) above, deliver to the Holder such cash, securities or other property issuable upon such Merger Early Conversion together with payment in lieu of any fractional shares, as provided herein.

(v) In the event that Merger Early Conversion is effected with respect to shares of Series C Mandatory Convertible Preferred Stock representing less than all the shares of Series C Mandatory Convertible Preferred Stock held by a Holder, upon such Merger Early Conversion the Corporation (or the successor to the Corporation hereunder) shall execute and the Transfer Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares as to which Merger Early Conversion was not effected.

(i)	Definition of Conversion Rate; Anti-dilution Adjustments.

(i) Subject to the immediately following sentence, the “Conversion Rate” is equal to:

(1) if the 20-Day Average Market Price is greater than or equal to $12.30 (the “Threshold Appreciation Price”), 8.1301 shares of Common Stock per share of Series C Mandatory Convertible Preferred Stock;

(2) if the 20-Day Average Market Price is less than the Threshold Appreciation Price, but is greater than $10.25, the number of shares of Common Stock per share of Series C Mandatory Convertible Preferred Stock equal to $100.00 (the “Stated Amount”) divided by the 20-Day Average Market Price; and

(3) if the 20-Day Average Market Price is equal to or less than $10.25, 9.7561 shares of Common Stock per share of Series C Mandatory Convertible Preferred Stock,

in each case subject to adjustment as provided in Section 15(i)(ii) (and in each case rounded upward or downward to the nearest 1/10,000th of a share). In each of the clauses in the immediately preceding sentence, the number of newly issued shares of Common Stock issuable upon conversion of each share of the Series C Mandatory Convertible Preferred Stock on the Automatic Conversion Date in respect of a conversion pursuant to Section 18(e) shall be increased by an amount equal to any accrued and unpaid dividends on the Series C Mandatory Convertible Preferred Stock on the Automatic Conversion Date (taking into account any payment of such dividends on the Automatic Conversion Date) divided by the 20-Day Average Market Price.

(ii) In connection with the Conversion Rate as set forth in Section 15(i)(i), the formula for determining the Conversion Rate and the number of shares of Common Stock to be delivered on any conversion date on an early conversion as set forth in Section 15(f), (g) or (h) shall be subject to the following adjustments:

(1) Stock Dividends. In case the Corporation shall pay or make a dividend or other distribution on the Common Stock or Class B Common Stock in Common Stock or Class B Common Stock, the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution, shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock and Class B Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

(2) Stock Purchase Rights. In case the Corporation shall issue to all holders of its Common Stock and/or Class B Common Stock (such issuance not being available on an equivalent basis to Holders of the shares of Series C Mandatory Convertible Preferred Stock upon conversion) (1) rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock or Class B Common Stock, or (2) securities convertible or exchangeable into shares of Common Stock or Class B Common Stock or rights, options or warrants to purchase or acquire securities convertible or exchangeable into shares of Common Stock or Class B Common Stock, in each case at a price per share of Common Stock or Class B Common Stock, as applicable, less than the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights, options, warrants or securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock and Class B Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock and Class B Common Stock, as applicable, which the aggregate consideration expected to be received by the Corporation upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock and Class B Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock or Class B Common Stock, as applicable, so offered for subscription or purchase, either directly or indirectly, or into which such securities are convertible or exchangeable, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

(3) Stock Subdivisions, Splits, Reclassifications and Combinations. In case outstanding shares of Common Stock and/or Class B Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock or Class B Common Stock, respectively, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock and/or Class B Common Stock shall each be combined or reclassified into a smaller number of shares of Common Stock or Class B Common Stock, respectively, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

(4)	Debt, Asset or Security Distributions.

(A) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock and/or Class B Common Stock evidences of its indebtedness, assets or securities (but excluding (w) any rights, options, warrants or securities referred to in Section 15(i)(ii)(2), (x) any dividend or distribution paid exclusively in cash, (y) any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in Section 15(i)(ii)(4)(B), or (z) any dividend or distribution referred to in Section 15(i)(ii)(1)), the Conversion Rate shall be increased by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price on the date fixed for such determination less the then fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock or Class B Common Stock, as the case may be, and the denominator of which shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this Section 15(i)(ii)(4)(A) is applicable, Section 15(i)(ii)(4)(B) shall not be applicable.

(B) In the case of a Spin-Off, the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive that distribution will be increased by multiplying the Conversion Rate by a fraction, the numerator of which is the Current Market Price plus the Fair Market Value (as defined below) of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock or Class B Common Stock, as the case may be, and the denominator of which is the Current Market Price. Any adjustment to the Conversion Rate under this Section 15(i)(ii)(4)(B) will occur at the earlier of (A) the tenth Trading Day from, and including, the effective date of the Spin-Off and (B) the date of the securities being offered in the Initial Public Offering of the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

(5) Cash Distributions. In case the Corporation shall (A) by dividend or otherwise, distribute to all holders of its Common Stock and/or Class B Common Stock, cash (excluding (x) any cash that is distributed in a Reorganization Event to which Section 15(i)(iii) applies or as part of a distribution referred to in

Section 15(i)(ii)(4)) in an aggregate amount that, combined together with (B) the aggregate amount of any other distributions to all holders of Common Stock and/or Class B Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 15(i)(ii)(5) or (6) has been made and (C) the aggregate of any cash plus the fair market value, as of the date of the expiration of the tender or exchange offer referred to below (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), of the consideration payable in respect of any tender or exchange offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock and/or Class B Common Stock concluded within the 12 months preceding the date of payment of the distribution described in clause (A) of this Section 15(i)(ii)(5) and in respect of which no adjustment pursuant to this Section 15(i)(ii)(5) or (6) has been made, exceeds 10% of the product of the Current Market Price on the date for the determination of shareholders entitled to receive such distribution times the number of shares of Common Stock and Class B Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the Current Market Price on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (A), (B) and (C) of this Section 15(i)(ii)(5) and (y) the number of shares of Common Stock and Class B Common Stock outstanding on the date fixed for such determination and (B) the denominator of which shall be equal to the Current Market Price on the date fixed for such determination.

(6) Tender Offers. In case (A) a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock and/or Class B Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (B) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock and/or Class B Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 15(i)(ii)(5) or (6) has been made and (C) the aggregate amount of any distributions to all holders of shares of Common Stock and/or Class B Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 15(i)(ii)(5) or (6) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof) times the number of shares of Common Stock and Class B Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be increased by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price on the date of the Expiration Time and (II) the number of shares of Common Stock and Class B Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in clauses (A), (B) and (C) of this Section 15(i)(ii)(6) (assuming in the case of clause (A) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price on the date of the Expiration Time and (y) the number of shares of Common Stock and Class B Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered shares, up to any such maximum, being referred to as the “Purchased Shares”).

(7) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Conversion Rate pursuant to Section 15(i)(ii)(1), (2), (3), (4), (5), (6) or (7), an adjustment shall also be made to the 20-Day Average Market Price solely to determine which of clauses (1), (2) or (3) of the definition of Conversion Rate will apply on the Automatic Conversion Date. Such adjustment shall be made by multiplying the 20-Day Average Market Price by a fraction, the numerator of which shall be the Conversion Rate immediately before such adjustment and the denominator of which shall be the Conversion Rate immediately after such adjustment pursuant to Section 15(i)(ii)(1), (2), (3), (4), (5), (6) or (7); provided, however, that if such adjustment to the Conversion Rate is required to be made pursuant to the occurrence of any of the events contemplated Section 15(i)(ii)(1), (2), (3), (4), (5), (6) or (7) during the period taken into consideration for determining the 20-Day Average Market Price, appropriate and customary adjustments shall be made to the Conversion Rate.

(8) Increase of Conversion Rate. The Corporation may make such increases in the Conversion Rate, in addition to those required by this Section 15(i)(ii), as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

(9) Notice of Adjustment. Whenever the Conversion Rate is adjusted in accordance with this Section 15(i)(ii), the Corporation shall: (A) forthwith compute the Conversion Rate in accordance with this Section 15(i)(ii) and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and (B) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to this Section 15(i)(ii) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the adjusted Conversion Rate.

(iii)	In the event of:

(1) any consolidation or merger of the Corporation with or into another Person or of another Person with or into the Corporation; or

(2) any sale, transfer, lease or conveyance to another Person of the property of the Corporation as an entirety or substantially as an entirety; or

(3) any reclassification (other than a reclassification to which Section 15(i)(ii)(3) applies),

(any such event, a “Reorganization Event”), each share of Series C Mandatory Convertible Preferred Stock prior to such Reorganization Event shall, after such Reorganization Event, be converted into the right to receive the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distributions thereon which have a record date that is prior to the date of the Reorganization Event) per share of Series C Mandatory Convertible Preferred Stock by a holder of Common Stock that (A) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate (as defined below) of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Corporation and non-Affiliates, and (B) has failed to exercise the rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-electing Share”), then for the purpose of this Section 15(i)(iii) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). On the Automatic Conversion Date, the Conversion Rate then in effect shall be applied to the value or amount on the Automatic Conversion Date of such securities, cash or other property.

On the occurrence of such a Reorganization Event, the Person formed by such consolidation or merger or the Person which acquires the assets of the Corporation shall execute and deliver to the Transfer Agent an agreement supplemental hereto providing that the Holder of each share of Series C Mandatory Convertible Preferred Stock that remains outstanding after the Reorganization Event (if any) shall have the rights provided by this Section 15(i)(iii). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 15(i). The above provisions of this Section 15(i)(iii) shall similarly apply to successive Reorganization Events.

(j)	Definitions.

(i) “5-Day Average Market Price” as of any date means the arithmetic average of the volume-weighted average price per share of the Common Stock for each of the five Trading Days ending on the earlier of the day preceding the date in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation, as reported by Bloomberg Professional Service accessed using the reference “XRX Equity VAP” for the period beginning at 9:30 am, New York City time, and ending at 4:00 pm, New York City time. If such day is not a Trading Day, the five Trading Days will end on the last Trading Day prior to such day. For purposes of this paragraph, the term “Ex Date,” when used with respect to any such issuance or distribution, means the first date on which the Common Stock trades without the right to receive such issuance or distribution. If, on any trading day no volume-weighted average price is reported for the Common Stock by Bloomberg Professional Service, the Closing Price of a share of the Common Stock will be substituted for the volume-weighted average price for such day.

(ii) “20-Day Average Market Price” as of any conversion date means the arithmetic average of the volume-weighted average price per share of the Common Stock for each of the 20 Trading Days ending on the third business day prior to the applicable conversion date, as reported by Bloomberg Professional Service accessed using the reference “XRX Equity VAP” for the period beginning at 9:30 am, New York City time, and ending at 4:00 pm, New York City time. If the third business day prior to such conversion date is not a Trading Day, the 20 Trading Days will end on the last trading day prior to the third business day prior to such conversion date. For purposes of this definition, the term “ex date,” when used with respect to any such issuance or distribution, means the first date on which the Common Stock trades without the right to receive such issuance or distribution. If, on any Trading Day no volume-weighted average price is reported for the Common Stock by Bloom-berg Professional Service, the Closing Price of a share of the Common Stock will be substituted for the volume-weighted average price for such day.

(iii) “Affiliate” has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

(iv) “Board Resolution” means a copy of a resolution certified by the Secretary or any Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors or any authorized committee thereof and to be in full force and effect and filed with the Transfer Agent.

(v) “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

(vi) “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(vii) The “Closing Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) per share on the New York Stock Exchange (the “NYSE”) on such date or, if such security is not listed for trading on NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed or quoted or, if such security is not so listed or quoted on a United States national or regional securities exchange, as reported by the Nasdaq stock market or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Corporation.

(viii) “Corporate Trust Office” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

(ix) “Current Market Price” means (1) on any day the average of the Closing Prices of the Common Stock for the five consecutive Trading Days preceding the earlier of the day preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring computation, (2) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the Closing Price of the Common Stock on the Trading Day on which the initial public offering price of the securities being distributed in the Spin-Off is determined, and (3) in the case of any other Spin-Off, the average of the Closing Prices of the Common Stock over the first 10 Trading Days after the effective date of such Spin-Off. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades in a regular way on such exchange or in such market without the right to receive such issuance or distribution.

(x) “Fair Market Value” means (1) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the initial public offering price of those securities, and (2) in the case of any other Spin-Off, the average of the Closing Prices of the securities being distributed in the Spin-Off over the first 10 Trading Days after the effective date of such Spin-Off.

(xi) “Holder” means the Person in whose name a share of Series C Mandatory Convertible Preferred Stock is registered.

(xii) “Initial Public Offering” means the first time securities of the same class or type as the securities being distributed in the Spin-Off are offered to the public for cash.

(xiii) “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation.

(xiv) “Officer’s Certificate” means a certificate signed by two Officers.

(xv) “Person” means any individual, corporation, limited liability corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

(xvi) “Provisional Conversion Date” means the date fixed for conversion of shares of Series C Mandatory Convertible Preferred Stock into shares of Common Stock pursuant to Section 15(f) above or, if the Corporation shall default in the cash payment of (1) an amount equal to any accrued and unpaid dividends on the shares of Series C Mandatory Convertible Preferred Stock then outstanding, whether or not declared, and (2) the present value of all remaining dividend payments on the shares of Series C Mandatory Convertible Preferred Stock then outstanding, through and including July 1, 2006, in connection with such conversion on such date, the date the Corporation actually makes such payment.

(xvii) “Spin-Off” means a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Corporation.

(xviii) “Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

(xix) “Trading Day” means a day on which the Common Stock or any security distributed in a Spin-Off, as the case may be, (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

(xx) “Treasury Yield” means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Provisional Conversion Date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to July 1, 2006; provided, however, that if the then remaining term to July 1, 2006 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the then remaining term to July 1, 2006 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

(xxi) “Transfer Agent” means the Equiserve Trust Company, N.A. unless and until a successor is selected by the Corporation, and then such successor.

(k)	Fractional Shares.

No fractional shares of Common Stock shall be issued to Holders. In lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series C Mandatory Convertible Preferred Stock surrendered by the same Holder upon a conversion as described in Section 15(e), (f)(i), (g)(ii) or (h)(i) or which would otherwise be issuable in respect of a stock dividend payment upon a conversion as described in Section 18(e), such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (i) in the case of Section 15(e), the 5-Day Average Market Price or (b) in the case of Section 6(a), 7(b) or 8(c), the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion. If more than one share of Series C Mandatory Convertible Preferred Stock shall be surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series C Mandatory Convertible Preferred Stock so surrendered.

(l)	Miscellaneous.

(i) Procedures for conversion of shares of Series C Mandatory Convertible Preferred Stock, in accordance with Section 15(e), (f), (g) or (h), not held in certificated form will be governed by arrangements among the depositary of the shares of Series C Mandatory Convertible Preferred Stock, its participants and persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

(ii) The Liquidation Preference and the annual dividend rate set forth in this Section 15 each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

(iii) For the purposes of Section 15(i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(iv) If the Corporation shall take any action affecting the Common Stock, other than any action described in Section 15(i), that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Rate, the Provisional Conversion Rate and/or the Optional Conversion Rate for the Series C Mandatory Convertible Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

(v) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series C Mandatory Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series C Mandatory Convertible Preferred Stock not theretofore converted. For purposes of this Section 15(l)(v), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series C Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(vi) The Corporation covenants that any shares of Common Stock issued upon conversion of the Series C Mandatory Convertible Preferred Stock or issued in respect of a stock dividend payment upon a conversion described in Section 15(e) shall be validly issued, fully paid and non-assessable.

(vii) The Corporation shall use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the Series C Mandatory Convertible Preferred Stock or upon issuance in respect of a stock dividend payment upon a conversion described in Section 18(e), prior to such delivery, upon each national securities exchange or quotation system, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(viii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C Mandatory Convertible Preferred Stock or upon issuance in respect of a stock dividend payment upon a conversion described in Section 15(e) , the Corporation shall use its best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(ix) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of the Series C Mandatory Convertible Preferred Stock pursuant thereto or upon issuance in respect of a stock dividend payment upon a conversion described in Section 15(e); provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the Series C Mandatory Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid or is not applicable.

(x) The Series C Senior Mandatory Convertible Preferred Stock is not redeemable.

(xi) The Series C Senior Mandatory Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

(xii) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(xiii) Series C Mandatory Convertible Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of Series C Mandatory Convertible Preferred Stock.

(xiv) Subject to applicable escheat laws, any monies set aside by the Corporation in respect of any payment with respect to shares of the Series C Mandatory Convertible Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Corporation, after which reversion the Holders of such shares shall look only to the general funds of the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

(xv) Except as may otherwise be required by law, the shares of Series C Mandatory Convertible Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Incorporation.

(xvi) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(xvii) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series C Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series C Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Series C Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series C Mandatory

Convertible Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series C Mandatory Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(xviii) Shares of Series C Mandatory Convertible Preferred Stock that (a) have not been issued on or before August 1, 2003 or (b) have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of New York) have the status of authorized but unissued shares of Cumulative Preferred Stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation; provided, however, that any issuance of such shares as Series C Mandatory Convertible Preferred Stock must be in compliance with the terms hereof.

(xix) If any of the Series C Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series C Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Series C Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Series C Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent number of shares of Series C Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series C Mandatory Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent. The Corporation is not required to issue any certificates representing Series C Mandatory Convertible Preferred Stock on or after the Automatic Conversion Date. In place of the delivery of a replacement certificate following the Automatic Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock pursuant to the terms of the Series C Mandatory Convertible Preferred Stock evidenced by the certificate.

FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against it served on him is:

XEROX CORPORATION
800 Long Ridge Road
P.O. Box 1600
Stamford, CT 06904-1600
Attention: General Counsel

SIXTH: Its duration is to be perpetual.

SEVENTH: The number of directors shall be not less than five (5) nor more than twenty-one (21) as determined in the manner prescribed by the By-Laws.

EIGHTH: The Corporation may purchase, acquire, hold and dispose of the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and may issue in exchange therefor, its stock, bonds or other obligations.

NINTH: A person who is or was a director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except to the extent that the Business Corporation Law of the State of New York as in effect from time to time expressly provides that the foregoing provisions shall not eliminate or limit such personal liability. Nothing in this Article shall directly or indirectly increase the liability of any such person based upon acts or omissions occurring before the adoption hereof. No amendment, modification or repeal of this Article shall adversely affect any right or protection of any director that exists at the time of such change.

IN WITNESS WHEREOF, this Certificate has been signed on the 6th day of November, 2003 and the statements contained therein are affirmed as true under penalties of perjury.

/s/ Anne M. Mulcahy
Anne M. Mulcahy
Chairman of the Board

/s/ Leslie F. Varon
Leslie F. Varon
Secretary

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